Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y.  10016

FOR IMMEDIATE RELEASE:

January 10, 2006

Contact:

Emanuel Chirico

President/COO

(212) 381-3503

Michael Shaffer

Executive Vice President, Finance

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION UPDATES REVENUE ESTIMATES

AND RAISES EARNINGS GUIDANCE FOR FOURTH QUARTER AND FISCAL YEAR 2005

New York, New York - Phillips-Van Heusen Corporation’s [NYSE: PVH] management will discuss its updated revenue and earnings guidance for the fourth quarter and fiscal year 2005 at its presentation to be given today at the SG Cowen & Co. 4th Annual Consumer Conference.  The presentation, at 2:30pm EST, is being webcast and can be accessed by logging onto www.pvh.com and going to the news release page under the “Investor Info” tab.

The Company’s strong third quarter performance and the momentum which it experienced at the outset of the fourth quarter continued through the Christmas and post-Christmas selling season, with its wholesale, retail and Calvin Klein licensing businesses all experiencing strong performance ahead of plan.  As a result, the Company is increasing revenue and earnings per share estimates for the fourth quarter and the year.  The Company is currently estimating fourth quarter revenues in the $470 million to $475 million range, an increase of 14% to 15% over last year’s fourth quarter.  Diluted net income per share for the fourth quarter is currently estimated to be $0.35 to $0.37, an increase of 25% to 32% over the prior year, excluding restructuring and other items, and a $0.07 to $0.09 increase over prior guidance.

For the fiscal year 2005, the Company is currently estimating revenues in the range of $1.920 billion to $1.925 billion, an increase of 17% over the prior year.  Diluted net income per share for the year is now estimated to be $1.97 to $1.99, excluding the costs associated with the Company’s secondary offering in July 2005.  This represents a $0.07 to $0.09 increase over the Company’s prior earnings per share guidance of $1.90.  The Company is currently estimating that GAAP diluted net income per share for the year will be $1.78 to $1.80.  (Please see the attached reconciliation of GAAP to non-GAAP 2005 full year diluted earnings per share estimates.)

The Company's 2005 earnings per share guidance does not include the impact of expensing stock options. The Company estimates that if stock options were expensed in 2005, the impact would be approximately $0.15 per share under the provisions of SFAS 123, which would reduce the Company's 2005 earnings per share guidance.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the presentation / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions and safeguard controls  (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the presentation/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the table attached to this release, as well as in the Company's Current Report on Form 8-K furnished to the SEC in connection with this release, both of which are available on the Company's website at www.pvh.com.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

Reconciliation of GAAP to non-GAAP 2005 Full Year Diluted Earnings per Share Estimate

Set forth below is the Company's reconciliation of its 2005 full year GAAP diluted net income per common share estimate to diluted net income per common share excluding the costs associated with the Company’s secondary common stock offering in July 2005.  Such costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million, based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it is estimated that the Company would have the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period and (b) certain costs, totalling $1.3 million, incurred by the Company in connection with the secondary common stock offering to sell 7,344 shares of common stock on behalf of the holders.

The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes presenting its results excluding the inducement and offering costs for its 2005 full year earnings estimate provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the inducement and offering costs to discuss its business with investment institutions, the Company's Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  The Company is reconciling these amounts using the point nearest to the midpoint of the range provided.  It is not practicable to provide a reconciliation for the entire range due to the number of elements which comprise net income per common share.

(In thousands, except per share data)

			Results
			Excluding
			Inducement
	GAAP		and
	Earnings	Adjustments(1)	Offering Costs

Net income	$108,750		$108,750

Less:
Preferred dividends on converted preferred stock	2,051	$ (2,051)(2)
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common stockholders
for diluted net income per common share	$92,494	$ 16,256	$108,750

Shares outstanding:
Weighted average common shares outstanding	38,275		38,275
Impact of dilutive stock options and warrants	1,825		1,825
Impact of assumed convertible preferred stock conversion	11,566		11,566
Impact of converted preferred stock		3,347(4)	3,347
Total shares outstanding for calculation	51,666	3,347	55,013

Diluted net income per common share	$ 1.79		$ 1.98

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

(2) Elimination of dividends on converted preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.